DEAN HELLER
Secretary of State

202 North Carson Street                                   FILED # C 9020-01
Carson City, Nevada 89701-4201                                NOV 12 2003
(775)684 5708

                           Articles of Merger
                      (PURSUANT TO NRS  CHAPTER 92A)
        --------------------------------------------------------

                          Articles of Merger
           (Pursuant to Nevada Revised Statutes Chapter 92A)
                       (excluding 92A.200(4b))
                         -Remit in Duplicate-


1) Name and jurisdiction of organization of each constituent entity
   (NRS 92A.280):

   Global Life Sciences, Inc.
   ----------------------------------------------------------------
   Name of merging entity

   Nevada                         Corporation
   ----------------------         ---------------------------------
   Jurisdiction                   Entity type

   and,

   Too Gourmet, Inc.
   ----------------------------------------------------------------
   Name of surviving entity

   Nevada                       Corporation
   ----------------------       -----------------------------------
   Jurisdiction                 Entity type


2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

                   Attn:  Global Life Sciences, Inc.
                          --------------------------------------------
                   c/o:   National Registered Agents, Inc. of Nevada
                          --------------------------------------------
                          100 East Williams Street, Suite 204
                          --------------------------------------------
                          Carson City, Nevada 89701
                          --------------------------------------------


3) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200)










                                                       Articles of Merger
                                                (PURSUANT TO NRS CHAPTER 92A)
                                                             Page 2



4) Owner's approval (NRS 92A.200)(options a, b, or c may be used for each entity):

  (a) Owner's approval was not required from:

      -------------------------------------------------------------------
      Name of merging entity, if applicable

      and/or

      Too Gourmet Inc. to be renamed Global Life Sciences, Inc.
      -------------------------------------------------------------------
      Name of surviving entity, if applicable


  (b) The plan was approved by the required consent of the owners of*:

      Global Life Sciences, Inc., a Nevada corporation
      -------------------------------------------------------------------
      Name of merging entity, if applicable

      and, or;

      -------------------------------------------------------------------
      Name of surviving entity, if applicable









* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.





                                                       Articles of Merger
                                                (PURSUANT TO NRS CHAPTER 92A)
                                                             Page 3




(c) Approval of plan of merger for Nevada non-profit corporation
    (NRS 92A.160):

    The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.


    ----------------------------------------------------------------------
    Name of merging entity, if applicable

    and, or;

    ----------------------------------------------------------------------
    Name of surviving entity, if applicable









































                                                       Articles of Merger
                                                (PURSUANT TO NRS CHAPTER 92A)
                                                             Page 4



5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

     Article I of the surviving corporations Articles of Incorporation shall be amended in its entirety to read: "Article I: The name of this corporation shall be Global Life Sciences, Inc."





6) Location of Plan of Merger (check a or b):

          X    (a) The entire plan of merger is attached;
       -------

       or,

               (b) The entire plan of merger is on file at the registered
       ------- office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).



7) Effective date (optional)**:  The later of November 17, 2003 or the filing of the Articles of Merger.














 * Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. A resolution specifying the new changes or a form prescribed by the secretary of state must accompany the amended and restated articles.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).







                                                       Articles of Merger
                                                (PURSUANT TO NRS CHAPTER 92A)
                                                             Page 5



8) Signatures - Must be signed by:

   An officer of each Nevada corporation; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*:


Global Life Sciences, Inc.
------------------------------------------------------------------------
Name of merging entity

/s/ Harrysen Mittler                 Chief Executive Officer    11/11/03
------------------------------------------------------------------------
Signature                                     Title               Date



Too Gourmet, Inc.  to be renamed Global Life Sciences, Inc.
------------------------------------------------------------------------
Name of merging entity

/s/  Harrysen Mittler                Chief Executive Officer    11/11/03
------------------------------------------------------------------------
Signature                                     Title               Date




















 The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A-230). Additional signature Modes may be added to this page or as an attachment, as needed.









                  AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is made as of November 7, 2003, between Global Life Sciences, Inc., a Nevada corporation (the "Merging Corporation"), and Too Gourmet, Inc., a Nevada corporation (the "Surviving Corporation"). (The corporations together are sometimes referred to below as the "Constituent Corporations.")

     The Constituent Corporations agree as follows:

1. The Merging Corporation is duly organized, existing, and in good standing under the laws of the State of Nevada. It has
75,000 shares of authorized capital stock, all of which are designated as common stock. One share of common stock is issued and outstanding.

2. The Surviving Corporation is duly organized, existing, and in good standing under the laws of the State of Nevada. It has 55,000,000 shares of authorized capital stock, 50,000,000 of which are designated as common stock and 5,000,000 of which are designated as preferred stock. 32,502,500 shares of common stock are issued and outstanding; no shares of preferred stock are issued and outstanding.

3. The Boards of Directors of the Constituent Corporations deem it in the best interests of the corporations and their stockholders that the Merging Corporation be merged with and into Surviving Corporation in accordance with Nevada Revised Statutes
Chapter 92A. The Boards hereby adopt on behalf of their corporations the plan of reorganization set forth in this Agreement of Merger.

4. Merger. The Merging Corporation shall be merged with and into the Surviving Corporation, which shall survive the merger. The Merging Corporation's separate existence shall cease on the effective date of the merger, which shall be the later of November 17, 2003, or the date on which the Articles of Merger are accepted for filing by the Office of the Secretary of State of the State of Nevada. Without any other transfer or documentation, on the effective date of the merger, the Surviving Corporation shall (i) succeed to all of the Merging Corporation's rights and property; and (ii) be subject to all the Merging Corporation's liabilities and obligations.

     Notwithstanding the above, after the effective date of the merger, the Surviving Corporation's proper officers and directors may perform any acts necessary or desirable to vest or confirm the Surviving Corporation's possession of and title to any property or rights of the Merging Corporation, or otherwise carry out this Agreement's purposes. This includes execution and delivery of deeds, assurances, assignments, or other instruments.

5. Conversion of Shares. By virtue of the merger and without any action by any stockholder, upon the effective date of the merger, the sole share of capital stock of the Merging Corporation outstanding immediately prior to the effective date of the merger shall be converted into one fully paid and nonassessable share of the Surviving Corporation's common stock and thereafter retired. No fractional shares of the Surviving Corporation shall be issued.

     The shares of Surviving Corporation outstanding immediately prior to the merger shall not be changed by reason of the merger.

6.    Change  in Articles of Incorporation and Bylaws:   The
Surviving Corporation's Articles of Incorporation as effect on the effective date shall continue to be its Articles of Incorporation, except that Article I thereof shall be amended as follows:

 "The name of this corporation shall be Global Life Sciences, Inc."

     The Surviving Corporation's Bylaws as in effect on the effective date of the merger shall continue to be its Bylaws without change as a result of the merger.

7. Officers and Directors: The Surviving Corporation's officers and directors shall continue and remain as such after the effective date of the merger for the full unexpired terms of their respective offices, or until their successors have been duly elected or appointed and qualified, subject to the resignations and appointments thereof in accordance with the terms and conditions of that certain Asset Purchase and Sale Agreement made and entered as of the 22nd day of September, 2003, by and among Prof. Dr. Dr. Hans-Jurgen Reimann and Dr. Antje Reimann, German citizens, and the Constituent Corporations; such that, as of the effective date of the merger, the Surviving Corporation's officers and directors shall be as follows:

  *    Prof. Dr. Dr. Hans-Jurgen Reimann - Chairman of the Board,
       President, and Chief Executive Officer;

  *    Dr. Antje Reimann - Director;

  *    Mr. Harrysen Mittler - Director and Chief Financial Officer;

  *    Ms. Claudia Knotzsch - Secretary and Vice President/General
       Counsel; and

  *    Mr. Thomas Kuspert - Vice President/Business Development and
       Controller.

8. Abandonment of Merger: Any time prior to the effective date, this merger may be abandoned without further obligation or liability by action of the board of directors of either of the Constituent Corporations.

9. Counterparts: This Agreement of Merger may be executed in any number of counterparts, each of which shall constitute an original instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized officers, as of the date first written above.

                              TOO GOURMET, INC.



                              By: /s/ Harrysen Mittler
                                 ---------------------------
                              Harrysen Mittler, Chief Executive Officer

                              GLOBAL LIFE SCIENCES, INC.



                              By:  /s/ Harrysen Mittler
                                  --------------------------
                              Harrysen Mittler, Chief Executive Officer